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                                 EXHIBIT 11.0

                   INTERCARGO CORPORATION AND SUBSIDIARIES
                   COMPUTATION OF EARNINGS PER COMMON SHARE
                  (in thousands, except for per share data)

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                                                                 For the nine months
                                                                 ended September 30,
                                                                     1997     1996
                                                                     ----     ----
Primary

Net income                                                          $33,871  $3,541
                                                                    =======  ======

Shares
 Weighted average number of common shares outstanding                 7,661   7,649
 Additional dilutive effect of outstanding warrants and options
   (as determined by the application of the treasury stock method)        6       9
                                                                    -------  ------
Weighted average number of common shares outstanding as adjusted      7,667   7,658
                                                                    =======  ======
Primary earnings per share                                          $  4.42  $ 0.46
                                                                    =======  ======

Fully diluted

Net income                                                          $33,871  $3,541
                                                                    =======  ======

Shares
 Weighted average number of common shares outstanding                 7,661   7,649
 Additional dilutive effect of outstanding warrants and options
   (as determined by the application of the treasury stock method)       15       9
                                                                    -------  ------
Weighted average number of common shares outstanding as adjusted      7,676   7,658
                                                                    =======  ======
Fully diluted earnings per share                                    $  4.41  $ 0.46
                                                                    =======  ======
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